INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-18127 of Skyway Airlines, Inc. on Form S-8 of our report dated May 20, 2004, appearing in this Annual Report on Form 11-K of Skyway Airlines, Inc. 401(k) Plan for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
June 23, 2004